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         BROKER DEALER ADMINISTRATIVE
         SERVICES SUPERVISORY AGREEMENT














       THIS AGREEMENT IS MADE AND EFFECTIVE BETWEEN

       SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) ("SUN LIFE OF CANADA (U.S.)")

       CLARENDON INSURANCE AGENCY, INC. ("CLARENDON")


       AND _______________________________________________ ("BROKER-DEALER")


       AS OF ______________________________, ________20_____

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                          BROKER DEALER ADMINISTRATIVE
                         SERVICES SUPERVISORY AGREEMENT



         This Agreement ("Agreement") is made by and among: Sun Life Assurance Company of Canada (U.S.) ("Sun Life of Canada (U.S.)"), a life insurance company organized under the laws of Delaware; Clarendon Insurance Agency, Inc. ("Clarendon"), a registered broker-dealer and member of the National Association of Securities Dealers, Inc. ("NASD"), and___________________________
("Broker-dealer"), also a registered broker-dealer and member of the NASD.

         The purpose of this Agreement is to set forth the parties' rights and duties with respect to certain administrative services being provided through the offices of the General Agencies listed on Exhibit A (which list may be revised from time to time, by mutual agreement of all parties to this Agreement), in connection with the offer and sale of those certain life insurance and annuity products ("Registered Insurance Products"), made available for sale by Sun Life of Canada (U.S.) which are regulated as securities under the Securities Act of 1933. The current Registered Insurance Products available for sale are listed on Exhibit B (which list may be revised from time to time by Sun Life of Canada (U.S.), at its sole discretion).

GENERAL AGENCIES' SERVICES

         The General Agencies, through persons employed in their offices, shall, from time to time, provide certain administrative services, including illustration preparation and application processing, for the purpose of facilitating sales of the Registered Insurance Products by persons who are associated, as Registered Representatives, with other broker-dealers ("Selling Broker-dealers"). Broker-dealer hereby agrees that it shall be responsible for supervising such administrative services as are performed by these persons which may be deemed subject to regulation under federal securities laws; but it is acknowledged and agreed that such supervision shall be limited to such persons who are registered representatives of Broker-dealer. Broker-dealer shall be solely responsible for determining the appropriate supervisory procedures for the securities-related activities for each General Agency and shall not be required to supervise services as to compliance with state insurance laws.

NO "SUITABILITY" REVIEW OBLIGATION

         It is expressly acknowledged and agreed, jointly, by Sun Life of Canada (U.S.) and Clarendon that Broker-dealer's supervision over the General Agency's personnel (as described above) shall not extend to the training and supervision of any individuals who are associated, as registered representatives or principals, of any Selling Broker-dealer. All such individuals shall be subject to the supervision of their Selling Broker-dealer,

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including with respect to compliance with applicable suitability reviews of all applications for the Registered Insurance Products.

         Although review of applications for any of the Registered Insurance Products shall not be the responsibility of Broker-dealer, any money, whether tendered as premium or otherwise, received by Broker-dealer (or by General Agency) in connection with the Registered Insurance Products is the property of Sun Life of Canada (U.S.) and Broker-dealer shall transmit such amounts directly to Sun Life of Canada (U.S.), without any deduction or offset.

RULES AND PROCEDURES, INCLUDING CONTROL OVER BOOKS AND RECORDS

         Broker-dealer shall establish such rules and procedures with respect to its supervisory obligations over each General Agency's personnel as it may deem necessary, in its sole discretion, in order to comply with the applicable requirements of all applicable state and federal law, including NASD regulations, expressly including maintenance and control over all necessary books and records located at each of the General Agencies' offices. Broker-dealer shall be solely responsible for advising the General Agencies about its rules and procedures and for diligently supervising compliance therewith. At the request of Sun Life of Canada (U.S.), Broker-dealer shall provide reasonable documentation with respect thereto.

SUPERVISORY AND SERVICE FEES

         For performance of these supervisory duties, Sun Life of Canada (U.S.) shall pay the Supervisory Service Fees, as listed on the Fee Schedule on Schedule B, directly to Broker-dealer or otherwise as required by applicable law. Broker-dealer shall be responsible for paying the persons employed by the General Agencies who are registered representatives of Broker-dealer and who are engaged in providing the administrative services described in this Agreement. Upon termination of this Agreement, all compensation to Broker-dealer hereunder shall cease; provided however that Broker-dealer shall continue to be liable for any chargebacks made pursuant to the current Fee Schedule applicable at such time. Sun Life of Canada (U.S.) may, at its sole discretion and from time to time, upon a minimum of ten (10) days' prior written notice to Broker-dealer change the current fee schedule. Neither Sun Life of Canada (U.S.) nor Clarendon shall, under any circumstances, owe any payment to General Agencies or any persons employed by General Agencies under this Agreement. Neither General Agencies, Selling Broker-dealers nor any Registered Representatives shall be deemed a party to this Agreement nor be able to claim the status of a third party beneficiary of this Agreement.

LIMITATIONS

         No party other than Sun Life of Canada (U.S.) shall have the authority to make, alter, or discharge any provision of the policy forms for the Registered Insurance Products, nor to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Sun Life of Canada (U.S.).

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BINDING EFFECT

         This Agreement shall be binding on the parties hereto and their respective successors and assigns provided that Broker-dealer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Sun Life of Canada (U.S.).

REGULATIONS

         All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state, or federal regulatory authorities, including the NASD, and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

NOTICES

         All notices or communications shall be sent to the last address of record supplied under this Agreement or to such other address as the party may request by giving witten notice to the other parties.

GOVERNING LAW

         This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.


SIGNATURES

BROKER-DEALER

Name: _________________________________________________________________________

Principal Address: ____________________________________________________________

                   ____________________________________________________________

Tax ID No.:  __________________________________


Print Name and Title of Authorized Officer:  __________________________________

By:  __________________________________________________________________________
       Signature and Title of Authorized Officer             Date

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SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

         By ___________________________________
                     For the President

         By ___________________________________
                    Secretary

CLARENDON INSURANCE AGENCY, INC.

         By ___________________________________
               Cynthia M. Orcutt, Vice President

         By ___________________________________
               Maura Murphy, Assistant Secretary













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